UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 4, 2012

TELEFLEX INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (610) 948-5100

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Teleflex Incorporated (the “Company”) held its annual meeting of stockholders on May 4, 2012. At the meeting, the Company’s stockholders voted on:

•	the election of three directors of the Company to serve for a term of three years or until their successors have been elected and qualified;

•	an advisory vote regarding the compensation of the Company’s named executive officers; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

The final voting results with respect to each proposal are set forth below.

1.	Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Sigismundus W.W. Lubsen	33,341,791	655,078	51,808	2,881,670
Stuart A. Randle	32,902,694	1,093,290	52,693	2,881,670
Harold L. Yoh III	33,045,785	952,697	49,195	2,882,670

2.	Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
31,841,855	1,684,339	522,483	2,881,670

3.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
36,055,157	822,507	52,683	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2012	TELEFLEX INCORPORATED

	By:	/s/ Laurence G. Miller
		Name:	Laurence G. Miller
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary